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                                                                 Exhibit (5) (a)

                              [KeyCorp Letterhead]

                                  June 12, 2002

KeyCorp
127 Public Square
Cleveland, Ohio 44114

                    Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Vice President and Associate General Counsel of KeyCorp, an Ohio corporation (the "Corporation"), and I have acted as counsel to the Corporation in connection with the Registration Statement on Form S-3 filed on May 23, 2002 (and all amendments thereto) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The Registration Statement covers the registration of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Corporation, $250,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of KeyCorp Capital V, KeyCorp Capital VI and KeyCorp Capital VII, each of which is a business trust created under the laws of the State of Delaware (the "Issuers"), and the Guarantees with respect to the Capital Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities.

         I am familiar with the corporate proceedings of the Corporation and the Issuers to date with respect to the proposed issuance of the Debt Securities, the Capital Securities and the Guarantees, and I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

         In rendering this opinion, I have assumed, without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that

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all documents that have been submitted to me as copies conform to authentic, original documents and (ii) all persons executing agreements, instruments or documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.

         I have assumed that each of the documents have been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and the Issuers and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title II of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys' fees may not be enforced by courts applying Ohio law.

         Upon the basis of such examination, I advise you that, in my opinion, when the Registration Statement relating to the Debt Securities, the Capital Securities and the Guarantees has become effective under the Act, the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, the Guarantee Agreements relating to the Guarantees with respect to the Capital Securities of the Issuers have been duly executed and delivered, the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreements of the Issuers and issued and delivered as contemplated in the Registration Statement, the terms of the Debt Securities and the Guarantees and of their issuance and delivery have been duly established in conformity with the Indenture and the Guarantee Agreements, respectively, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the terms of the Capital Securities of the Issuers and of their issuance and delivery have been duly established in conformity with the Amended and Restated Trust Agreements of the Issuers so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers, the Debt Securities and the Guarantees relating to the Capital Securities of the Issuers will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Ohio, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

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         I understand that you have received an opinion regarding the Capital
Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuers. I am expressing no opinion with respect to the matters contained in such opinion.

         This opinion is intended solely for your use in connection with the Corporation's and Issuers' Registration Statement and may not be reproduced, filed publicly or relied upon by you for any other purpose or by any other person for any purpose without my prior written consent.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein.

                                                   Very truly yours,

                                                   /s/ Daniel R. Stolzer

                                                   Daniel R. Stolzer
                                                   Vice President and Associate
                                                   General Counsel